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                                                                   Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-67150, Form S-3 No. 333-94609, Form S-3 No. 333-45538 and Form
S-3 No. 333-67148) of Universal Automotive Industries, Inc. of our report dated March 27, 2002, with respect to the consolidated financial statements and schedule of Universal Automotive Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                      /s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
December 17, 2003